UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

BLACK KNIGHT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37394	36-4798491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida

(Address of Principal Executive Offices, including Zip Code)

(904) 854-5100

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2017, Black Knight InfoServ, LLC, a Delaware limited liability company (“BKIS”), an indirect subsidiary of Black Knight Financial Services, Inc., a Delaware corporation (“Black Knight”), entered into the second amendment (the “Second Amendment”) to its credit and guaranty agreement (as amended prior to the date hereof, the “BKIS Credit Agreement” and as amended by the Second Amendment, the “Amended BKIS Credit Agreement”), dated as of May 27, 2015, with JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”), the guarantors party thereto, the other agents party thereto and the lenders party thereto.

The Second Amendment increases (i) the aggregate principal amount of the term loan A facility (the “Term A Loan”) by $300 million to $1,030 million and (ii) the aggregate principal amount of commitments under the revolving credit facility (the “Revolving Credit Facility”) by $100 million to $500 million. The Second Amendment also reduces the pricing applicable to the loans under the Term A Loan and Revolving Credit Facility by 25 basis points and reduces the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. The loans under the repriced Term A Loan and Revolving Credit Facility bear interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of between 25 and 100 basis points depending on the total leverage ratio of Black Knight Financial Services, LLC, a Delaware limited liability company and the direct parent company of BKIS (“Holdings”), and its restricted subsidiaries on a consolidated basis (the “Consolidated Leverage Ratio”) and (ii) the Eurodollar rate plus a margin of between 125 and 200 basis points depending on the Consolidated Leverage Ratio, subject to a Eurodollar rate floor of zero basis points. Until the delivery of the initial financial statements under the Amended BKIS Credit Agreement, the Term A Loan and the Revolving Credit Facility bear interest, at the option of BKIS, at either (i) the base rate plus a margin of 75 basis points or (ii) the Eurodollar rate plus a margin of 175 basis points. In addition, BKIS will pay an unused commitment fee of between 15 and 30 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Consolidated Leverage Ratio. The Second Amendment extends the maturity date applicable to the loans under the Term A Loan and the commitment and loans under the Revolving Credit Facility by approximately two years such that the repriced loans under the Term A Loan and the Revolving Credit Facility now mature on February 25, 2022. The proceeds of the increased Term A Loan and Revolving Credit Facility were used to complete the redemption of the 5.75% Senior Notes due 2023 issued by BKIS and Black Knight Lending Solutions, Inc., a Delaware corporation.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Second Amendment is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events

On April 26, 2017, Black Knight issued a press release announcing the entry into the Second Amendment. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Credit and Guaranty Agreement, dated as of April 26, 2017, by and among Black Knight InfoServ, LLC, a Delaware limited liability company, as the borrower and JPMorgan Chase Bank, N.A. as administrative agent.

99.1	Press Release dated April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK KNIGHT FINANCIAL SERVICES, INC.

Date: April 26, 2017	By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Second Amendment to Credit and Guaranty Agreement, dated as of April 26, 2017, by and among Black Knight InfoServ, LLC, a Delaware limited liability company, as the borrower and JPMorgan Chase Bank, N.A. as administrative agent.

99.1	Press Release dated April 26, 2017.